Exhibit 1.1

Louisiana-Pacific Corporation

18,000,000 shares of Common Stock, $1 par value

Underwriting Agreement

September 23, 2009

Goldman, Sachs & Co.

As the representative of the several Underwriters

named in Schedule I hereto,

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Louisiana-Pacific Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 18,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 2,700,000 additional shares (the “Optional Shares”) of common stock, $1 par value (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-161050) (as amended by pre-effective amendment no. 1 thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to Goldman, Sachs & Co., as the representative of the Underwriters (the “Representatives”), excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than reports on Form 8-K and prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(d) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d) For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) and the materials and information listed on Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and not superseded or modified, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and

Qualification (Form T-1) of the trustee under the Trust Indenture Act of 1940, as amended, or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(f) The documents incorporated by reference in the Pricing Prospectus and Prospectus at the time they were or hereafter are filed with the Commission complied or will comply in all material respects to the requirements of the Exchange Act;

(g) The Stock will conform in all material respects to the respective statements relating thereto contained in the Pricing Prospectus and Prospectus;

(h) Except as otherwise disclosed in the Pricing Prospectus and Prospectus, subsequent to the respective dates as of which information is given in the Pricing Prospectus and Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, results of operations, properties or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock;

(i) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission and included in the Pricing Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, and any non-audit services provided by Deloitte & Touche LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company to the extent required by law and rules and regulations of the Commission;

(j) The financial statements, together with the related schedules, included in the Pricing Prospectus present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto;

(k) Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, or in good standing under the laws of the jurisdiction of incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and, if applicable, is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than liens permitted by the Company’s debt obligations. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule II hereto;

(l) At September 21, 2009, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Shares pursuant hereto and the use of proceeds thereof as described in the Pricing Prospectus and Prospectus, the Company would have an authorized capitalization as set forth in the Prospectus under the caption “Description of Capital Stock” and outstanding capitalization as set forth in the Pricing Prospectus under the caption “Prospectus Supplement Summary—The Offering” (other than for subsequent issuances, repurchases or forfeitures of capital stock, if any, pursuant to employee benefit plans described in the Pricing Prospectus and Prospectus or upon exercise of outstanding options described in the Pricing Prospectus and Prospectus);

(m) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or limited partnership or limited liability company agreement or, on the date hereof (and on the Closing Date), is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound (each, an “Existing Agreement”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, and the issuance and delivery of the Shares, and consummation of the transactions contemplated hereby and by the Pricing Prospectus and Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws of the Company; (ii) on the date hereof (and on the Closing Date) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Agreement, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) will not result in any violation of (x) any law, administrative regulation or administrative or court decree (other than any state securities or blue sky laws or regulations) or (y) to the knowledge of the Company, any state securities or blue sky laws or regulations applicable to the Company or any subsidiary. No consent approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, or the issuance and delivery of the Shares, or consummation of the transactions contemplated hereby and by the Pricing Prospectus and Prospectus, except such filings as have been made or obtained by the Company and as may be required by applicable securities laws of the United States and the several states of the United States as described in this Agreement;

(n) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending, or to the best of the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries or which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries that would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Other than as set forth in the Pricing Prospectus and the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened;

(o) The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted except where the failure to own or possess such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict would reasonably be expected to result in a Material Adverse Change;

(p) The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses as described in the Pricing Prospectus and the Prospectus, except where the failure to possess the same would not reasonably be expected to result in a Material Adverse Change, and neither the

Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change;

(q) The Company and its subsidiaries own good and marketable fee simple title to all of their material owned real property, and valid and marketable leasehold interests in all of their material leased real property. The Company and each of its subsidiaries also have good and marketable title to, or valid leasehold interests in, all of their personal property and assets. At the Closing Date, except as described in the Pricing Prospectus and Prospectus, no portion of the material real property of the Company and each of its subsidiaries will have suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition. At the Closing Date, all permits, except those which would not reasonably be expected to result in a Material Adverse Change, required to have been issued or appropriate to enable the real property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used will have been lawfully issued and are in full force and effect. The assets and properties owned, leased or otherwise used by the Company and its subsidiaries are in good repair, working order and condition (reasonable wear and tear excepted), except as would not reasonably be expected to result in a Material Adverse Change.

(r) The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except for taxes, assessments, fines or penalties being contested in a good faith. The Company has made adequate charges, accruals and reserves in accordance with generally accepted accounting principles in the United States in the applicable financial statements referred to herein in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined;

(s) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act;

(t) The Company and its subsidiaries are insured by recognized institutions with policies in such amounts and covering such risks as are customary for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage as may be appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change;

(u) None of the Company or any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) The Company and its subsidiaries and their respective officers and directors are in compliance, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder);

(w) The Company and its subsidiaries maintain a system of accounting controls that is in compliance, in all material respects, with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(x) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Company in the reports that it files under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which would adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there have been no significant changes in internal controls or in other factors that would reasonably be expected to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(y) Except as disclosed or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation pending with respect to which the Company or any of its subsidiaries has received written notice, and no unresolved written notice by any person or entity alleging potential liability of the Company or any of its subsidiaries for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law;

(z) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(aa) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(bb) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws;

(cc) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the

Company, on the other hand, which is required by the Securities Act to be disclosed in the Pricing Prospectus and the Prospectus and which is not disclosed therein. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members;

(dd) Neither the Company or any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Pricing Prospectus or the Prospectus in order to make the statements therein not misleading;

(ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of the Company or any subsidiary and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such subsidiary to each Underwriter as to the matters set forth therein.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $6.4125, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this sentence, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,700,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on September 29, 2009 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Jones Day, 2727 North Harwood Street, Dallas, Texas 75201-1515 (the “Closing Location”), and the Shares will be delivered through DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery that has been disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation;

(c) [intentionally omitted]

(d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time thereafter, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and upon the request of the Representatives to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(e) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited)

complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158, in which case this Section 5(e) will not be construed to require the Company to file any report referred to in Rule 158 prior to the time at which such report is otherwise due);

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee benefit plans existing on, or upon the exercise, conversion or exchange of warrants or convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives;

(g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(h) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “NYSE”).

6. (a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters; (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs incurred connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement; (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the securities laws of the several states of the United States or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Prospectus or Prospectus), (vi) the fees and expenses of any transfer agent or registrar, (vii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the Financial Industry Regulatory Authority (“FINRA”), if any, of the terms of the sale of the Shares, (viii) any fees or costs incident to listing the Shares on the NYSE, and (ix) all reasonable expenses incident to the “road show” for the offering of the Shares and other meetings and teleconferences with potential investors in the Shares, including the costs of transportation. Except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) On the date of the Prospectus at a time prior to the execution of this Agreement, and at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a “comfort letter” dated the respective dates of delivery thereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering certain financial information in the Pricing Prospectus and the Prospectus and other customary matters. In addition, on each Time of Delivery, the Underwriters shall have received from such accountants, a “bring-down comfort letter” dated the Time of Delivery addressed to the Underwriters, in form and substance satisfactory to you, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Time of Delivery;

(c) For the period from and after the date of this Agreement and prior to the Time of Delivery:

(i) there shall not have occurred any Material Adverse Change which, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(d) Jones Day, counsel for the Company, shall have furnished to the Representatives a written opinion (the form of which is attached as Annex I(a) hereto), dated such Time of Delivery.

(e) Mark Fuchs, general counsel for the Company, shall have furnished to the Representatives his written opinion (a draft of which is attached as Annex I(b) hereto), dated such Time of Delivery.

(f) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions (a draft of each such opinion is attached as Annex I(c) hereto), dated such Time of Delivery, with respect to such matters as the Representatives may reasonably request;

(g) On each Time of Delivery, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Time of Delivery, to the effect set forth in subsections (a) and (c)(ii) of this Section, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Time of Delivery there has not occurred any Material Adverse Change;

(ii) the representations, warranties of the Company set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Time of Delivery with the same force and effect as though expressly made on and as of the Time of Delivery; and

(iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery.

(h) The Shares at each Time of Delivery shall have been listed, subject to notice of issuance, on the NYSE;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j) On or before each Time of Delivery, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Time of Delivery, which termination shall be without liability on the part of any party to any other party, except that Sections 7 and 9 shall at all times be effective and shall survive such termination.

9. (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter, within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at commercial law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto). The indemnity set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the

Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent that it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Goldman, Sachs & Co. in the case of subsections (b) and (e) hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Contribution. If the indemnification provided for in this Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the

Company, and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 9, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. The provisions set forth in this Section 9 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).

Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting commissions and discounts received by such Underwriter in connection with the Shares underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this subsection (e) are several, and not joint, in proportion to their respective underwriting obligations. For purposes of this Section 9, each director, officer and employee of an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the

Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Prior to each Time of Delivery, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of the federal, New York or Delaware incorporation authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares in the manner and on the terms described in the Pricing Prospectus or to enforce contracts for the sale of securities; (iv) there shall have occurred any Material Adverse Change which, in the judgment of the Representatives, makes it impractical or inadvisable to purchase the Shares; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character which, in the judgment of the Representatives, makes it impractical or inadvisable to purchase the Shares.

Any termination pursuant to Section 10 or this Section 11 shall be without liability on the part of (i) the Company or any subsidiary, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 7 hereof and the following sentence, (ii) any Underwriter to the Company or (iii) any party hereto to any other party except that the provisions of Section 9 shall at all times be effective and shall survive such termination. If this agreement is terminated by the Representatives pursuant to Section 8 or clause (iv) of (v) of the immediately preceding paragraph of this Section 11, including if the sale to the Underwriters of the Shares at the Time of Delivery is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

12. The respective indemnities, agreements, representations and warranties of the Company and its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Goldman, Sachs & Co.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified persons referred to in Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.”

If the foregoing is in accordance with the understanding of the Representatives, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Louisiana-Pacific Corporation

By:	/s/ Jeffrey N. Wagner
Name:	Jeffrey N. Wagner
Title:	Executive Vice President, OSB

Accepted as of the date hereof:

/s/ Goldman, Sachs & Co. Goldman, Sachs & Co.

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
Goldman, Sachs & Co.	11,700,000	1,755,000
UBS Securities LLC	3,600,000	540,000
RBC Capital Markets Corporation	2,700,000	405,000

Total	18,000,000	2,700,000

SCHEDULE II

Subsidiaries and Interests of Louisiana-Pacific Corporation

Domestic Subsidiaries	Domicile

GreenStone Industries, Inc.	Delaware
Ketchikan Pulp Company	Washington
Louisiana-Pacific International, Inc.	Oregon
L-PSPV, Inc.	Delaware
LP Pinewood SPV, LLC	Delaware
LPS Corporation	Oregon
L-P SPV2, LLC	Delaware

Foreign Subsidiaries

Louisiana-Pacific Canada Pulp Co.	Nova Scotia, Canada
Louisiana-Pacific Canada Sales ULC	Alberta, Canada
Louisiana Pacific Canada Holdings Ltd.	British Columbia, Canada
Louisiana-Pacific Canada Ltd.	British Columbia, Canada
Louisiana-Pacific (OSB) Ltd.	British Columbia, Canada
0859769 BC Unlimited Liability Company	British Columbia, Canada
0859774 BC Unlimited Liability Company	British Columbia, Canada
Louisiana-Pacific Limited Partnership	New Brunswick, Canada
Louisiana-Pacific South America S.A.	Chile
Louisiana-Pacific Chile S.A.	Chile
Louisiana-Pacific del Perú S.A.C.	Perú
Louisiana-Pacific Brazil Participações Ltda	Brazil
LP-Masisa OSB Industria E. Comerico S.A. (75% ownership)	Brazil

Joint Ventures

Abitibi-LP Engineered Wood Inc. (50% ownership)	Quebec
Canfor-LP OSB Limited Partnership (49.999% limited partnership interest)	British Columbia
US GreenFiber, LLC (50% ownership)	Delaware

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(b) Materials and Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Initial price to public: $6.75 per share